UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15817	11-2849283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Whitehall Street, New York, NY	10004-2109
(Address of principal executive offices)	(Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Attached as Exhibit 2.1 hereto and incorporated herein by reference is a copy of a waiver dated as of May 23, 2007 (the “Waiver”) granted by Tornante-MDP Joe Holding LLC (“Parent”) and Tornante-MDP Joe Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”), relating to that certain Agreement and Plan of Merger, dated as of March 5, 2007 (the “Merger Agreement”), by and among The Topps Company, Inc. (“Topps”), Parent and Merger Sub.  The Waiver, among other things, allows Topps and its representatives, from and after May 23, 2007 until the date of the Topps stockholder vote on the transaction contemplated by the Merger Agreement, to furnish information to, and to engage in discussions and negotiations with, The Upper Deck Company (“Upper Deck”) and its representatives with respect to Upper Deck’s unsolicited indication of interest to acquire Topps that Upper Deck submitted on May 21, 2007, without the board of directors of Topps having made the determination contemplated by the proviso of Section 6.2(c)(iii) of the Merger Agreement.  Except as expressly provided therein, the Waiver does not limit or waive any of Parent’s rights or remedies under the Merger Agreement.

Item 8.01

Other Events.

On May 24, 2007, Topps issued a press release announcing that Topps has received an unsolicited indication of interest from Upper Deck to acquire Topps for a price of $10.75 per share.  The press release also announces that the Waiver discussed in Item 1.01 has been granted.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number	Description
2.1	Waiver, dated as of May 23, 2007, by Tornante-MDP Joe Holding LLC and Tornante-MDP Joe Acquisition Corp.

99.1	Press Release of The Topps Company, Inc., dated May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2007

THE TOPPS COMPANY, INC.

By:

      /s/ Catherine K. Jessup
Name:  Catherine K. Jessup
Title:    Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Waiver, dated as of May 23, 2007, by Tornante-MDP Joe Holding LLC and Tornante-MDP Joe Acquisition Corp.
99.1	Press Release of The Topps Company, Inc., dated May 24, 2007